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                                                                    EXHIBIT 23.2

                      [MCGLADREY & PULLEN, LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated January 17, 1996, (except for Note 15 for which the date is May 20, 1996), with respect to the consolidated financial statements of UnionBancorp, Inc. and Subsidiaries and our report, dated May 24, 1996, with respect to the consolidated financial statements of Country Bancshares, Inc. and Subsidiary, included in this Amendment No. 2 to Registration Statement No. 333-9891 (Form S-1 to be filed on or about September 25, 1996) and related prospectus of UnionBancorp, Inc., for the offering of 1,265,000 shares of common stock.

                                          [Sig.]

                                          McGladrey & Pullen, LLP

Champaign, Illinois
September 25, 1996
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                                  [LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated January 26, 1996, with respect to the consolidated financial statements of Prairie Bancorp, Inc. and Subsidiaries, included in this Amendment No. 2 to Registration Statement No. 333-9891 (Form S-1 to be filed on or about September 25, 1996) and related prospectus of UnionBancorp, Inc., for the offering of 1,265,000 shares of common stock.

                                          [Sig.]

                                          McGladrey & Pullen, LLP

Davenport, Iowa
September 25, 1996